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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 16, 2000 relating to the financial statements and the financial statement schedule of Handspring, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
June 7, 2000